CONVERTIBLE PREFERRED STOCK
SUBSCRIPTION AND PURCHASE AGREEMENT



THIS CONVERTIBLE PREFERRED STOCK SUBSCRIPTION AND PURCHASE AGREEMENT is made as of the _____ day of______________, 2000 by and between ALANCO TECHNOLOGIES,

INC., an Arizona corporation (the "Company"), and the undersigned subscriber for shares of the Series A Convertible Preferred Stock of the Company (hereinafter referred to as the "Investor").


RECITALS

     The Company is authorized to issue up to 5,000,000 shares of Class A

Cumulative Convertible Preferred Shares, pursuant to the Company's Amended and Restated Articles of Incorporation, a copy of which has been made available for review by Investor.

     The Board of Directors of the Company has authorized the issuance of a series of the Company's authorized preferred stock to be known as Series A Convertible Preferred Stock, which series shall have such powers, privileges and rights and shall be subject to such restrictions and limitations as are set forth in Exhibit A attached hereto (hereinafter referred to as the "Preferred Stock").

     The Company desires to sell, and the Investor desires to purchase shares of the Company's authorized but unissued Preferred Stock in accordance with the terms and provisions contained herein.



     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1.   Subscription and Purchase of Preferred Stock.

     1.1  Subscription.  Subject to the terms and conditions hereof, Investor hereby irrevocably subscribes for the number shares of Preferred Stock indicated on Schedule I attached hereto and made a part hereof by this reference, at the purchase price indicated on said Schedule I.

     1.2 Acceptance of Subscription. The Company reserves the right to reject all or any part of any subscription, in its sole discretion, and will notify Investor as to whether the subscription of Investor has been accepted or rejected in whole or in part within ten (10) working days following the date of subscription as set forth on Schedule I. Acceptance of this subscription is subject to execution hereof by the Company and delivery of an executed copy of this Agreement to Investor. Investor acknowledges that until execution of this Agreement by Company, the subscription for Preferred Stock by Investor shall not have been accepted and no sale of Preferred Stock shall have occurred.

     1.3  Purchase and Sale of Preferred Stock.  Subject to the terms and conditions of this Agreement and upon acceptance of the subscription contained herein by the Company, Investor agrees to purchase from the Company, and the Company agrees to sell and issue to Purchaser, at the Closing, the number of shares of Preferred Stock which have been subscribed for by Investor and accepted by the Company as set forth on Schedule I at the purchase price set forth on said Schedule I.

     1.4 Closing. The purchase and sale of the Debenture shall take place at the offices of the Company at 15900 N. 78th Street, Suite 101, Scottsdale, AZ 85260 at such time as is designated by the Company within ten (10) days after acceptance of this Subscription by the Company, or at such other time and place as the Company and Investor mutually agree upon, (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to Investor the Preferred Stock which Investor is purchasing against delivery to the Company by Investor of immediately available funds in the amount of the aggregate purchase price.

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor as follows


     2.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.


     2.2 Capitalization. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

          (a) Preferred Stock. 5,000,000 shares of Class A Cumulative Convertible Preferred Stock, five hundred thousand shares of which have been classified as Series A Convertible Preferred Stock with such rights, powers and privileges as are set forth in Exhibit A attached hereto; and 20,000,000 shares of Class B Cumulative Preferred Stock, none of which is issued and outstanding..

          (b) Common Stock. 100,000,000 shares of Common Stock, of which 6,210,351 shares were issued and outstanding as of December 31, 1999.

     2.3  Subsidiaries.   All subsidiaries of the Company are duly organized,

validly existing, and in good standing under the laws of the state of their incorpora-tion. The subsidiaries have all the requisite corporate power, authority, licenses and permits that are necessary to own, operate and lease its properties, and to carry on its business as now being conducted.

     2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the

Company hereunder and the authorization, issuance and delivery of the Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.
     2.5 Valid Issuance of Securities. The Preferred Stock being issued to the Investor hereunder, when issued, sold and delivered in accordance with the terms hereof for the considera-tion expressed herein, will be duly and validly issued, fully paid and non-assessable. Based in part upon the representations of the Investor in this Agreement, the Preferred Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversation of the Preferred Stock has been duly and validly reserved for issuance and upon issuance in accordance with the terms of the Company's Articles of Incorporation, shall be duly and validly issued, fully paid and non-assessable and will be issued in compliance with all applicable federal and state securities laws.

     2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with,

any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement. Based in part upon the representations of the Investor in this Agreement the sale and issuance of the Preferred Stock in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act of 1933 (the "Act"), as amended, and as in effect on the date hereof.


     2.7 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company or any of its subsidiaries that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the

Company, nor is the Company aware that there is any basis for any of the foregoing.

     2.8  Compliance with Other Instruments.

          (a) The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or consti-tute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or any event which results in the creation of any lien, charge or encumbrance upon any assets o the Company.

          (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under an license, distribution or other Agreement.

          (c) No employee of the Company or any of it subsidiaries is in violation of any term of any employment contract, patent, proprietary information, disclosure agreement, or any other contract or agreement relating to the right of an such employee to be employed by the Company or any of its subsidiaries because of the nature of the business conducted or proposed to be conducted by the Company and its subsidiaries, or for any reason, and the continued employment by the Company and its subsidiaries of their present employees will not result in any such violation.


     2.9 Disclosure. The Company has fully provided Investor with all the information which Investor has requested for deciding whether to acquire the Preferred Stock and all information which the Company believes is reasonably necessary to enable Investor to make such decision, including the Company's

Annual Report for its fiscal year ending June 30, 1999, and its 10QSB reports for the periods ending September 30, 1999 and December 31, 1999 (collectively, the "Financial Reports"). None of the Financial Reports, this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not mislead-ing.


     2.10 Title to Property and Assets. The Company or its subsidiaries own their respective property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens reflected in the Financial reports or otherwise of record which do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.


     2.11 Insurance. The Company and its subsidiaries have in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow them to replace any of their properties that might be damaged or destroyed.

     2.12 Labor Agreements and Actions.  The Company and its subsidiaries are not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has reques-ted or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any of its subsidiaries. There is no strike or other labor dispute involving the Company or any of its subsidiaries pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company or any of its subsidiaries (as such businesses are presently conducted and as they are proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees or the employees of any of its subsidiaries. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its subsidiaries, nor does the Company or any of its subsidiaries have a present intention to terminate the employment of any of the foregoing.

     2.13 Compliance with Laws

          (a) The Company and its subsidiaries are in full compliance with all laws, rules and regulations applicable to or affecting them or the conduct of their business and affairs, and have secured all governmental licenses, permits and approvals necessary to their businesses.



          (b) Other than sales tax licensing and corporate approvals to do business, no government licenses, permits or approvals are otherwise required by the Company or its subsidiaries to conduct their business.

     3.   Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company that:

     3.1 Authorization. This Agreement constitutes his valid and legally binding obligation, enforceable in accor-dance with its terms.


     3.2 Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Preferred Stock will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, except as described herein, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that, except as set forth herein, Investor does not presently have any contract, undertaking, Agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Preferred Stock. Investor represents that he has full power and authority to enter into this Agreement.


     3.3 Disclosure of Information. Investor believes that he has received all the information it considers necessary or appropriate for deciding whether to acquire the Preferred Stock. Investor further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Preferred Stock. The fore-going, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

     3.4 Restricted Securities. Investor understands that the shares of Preferred Stock, and the shares of Common Stock issuable upon conversion thereof, are characterized as "restricted securities" under the federal securities laws in as much as they are being acquired from the Company in a trans-action not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the

Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connec-tion, Investor represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     3.5 Legends. It is understood that the Preferred Stock, and the shares of Common Stock issuable upon conversion thereof and any securities issued in respect thereof or exchange thereof may bear the following legends.

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED."


     3.6 Accredited Investor Status. Investor is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The following Persons are included within those persons deemed to constitute "Accredited Investors":


          (a) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000.00;

          (b) Any natural person who had an individual income in excess of $200,000.00 in each of the two most recent years or joint income with that person's spouse in excess of $300,000.00 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

          (c) Any entity in which all of the equity owners are accredited investors.


     4. Rights and Privileges of the Preferred Stock. The Series A Convertible Preferred Stock shall have such powers, privileges and rights and shall be subject to such restrictions and limitations as are set forth in Exhibit A attached hereto.

     5. Conditions of Investor's Obligations at Closing. The obligations of Investor under Section 1 of this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

     5.1 Representations and Warranties. The repre-sentations and warranties of the Company and its subsidiaries contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warran-ties had been made on and as of the date of such Closing.


     5.2 Performance. The Company and its subsid-iaries shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     5.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated a the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the

Investor and Investor's counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     6. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions by the Investor:

     6.1 Representations and Warranties. The repre-sentations and warranties of Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.



     6.2 Payment of Purchase Price. Investor shall have delivered to the Company the purchase price specified in Section 1.2.

     7.   Registration Rights.  The Company covenants and agrees as follows:

     7.1 Registration by Company. If at any time the Company proposes to issue Capital Stock pursuant to a registration under the Act, the Company will give prompt written notice to Investor of its intention to effect such a registration and, subject to the limitations of Section 7.2 below, will include in such registration (and related qualification under blue sky laws or other compliance) those shares of Capital Stock for which the Company has received a written request for inclusion within twenty (20) business days after the Company's notice. Investor agrees to pay the additional registration expenses allocable to the inclusion of Investor's shares.

     7.2 Best Efforts. If the managing underwriter(s) advise the Company that in their opinion the number of shares of Capital Stock requested to be included in such registration by the Company and Investor exceed the number of shares which can be sold in such underwriting, the Company will include in such registration (i) first, the number of shares of Capital Stock being sold by the Company for its own account, and (ii) second, the shares of Stock requested to be included in such registration by Investor.

     7.3 Indemnification. The Company will indemnify Investor and each underwriter of such shares sold by Investor against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in a prospectus or any related registration statement, notification, filing or the like or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been based on information furnished in writing to the Company by Investor or such underwriter expressly for use therein and used in accordance with such writing, and from any omission from such writing or alleged omission therefrom of a material fact needed to be furnished when necessary to make the information furnished not misleading. Investor, by acceptance of the registration provisions provided herein, agrees to furnish to the Company such information concerning Investor as may be requested by the Company which is necessary in connection with any registration pursuant to this Section 8, and to indemnify the Company against all claims, losses, damages, liabilities and expenses resulting from any untrue statement of a material fact or alleged untrue statement of a material fact furnished in writing to the Company by Investor expressly for use in a prospectus or any related registration statement, notification, filing or the like and used in accordance with such writing and from any omission from such writing or alleged omission therefrom of a material fact needed to be furnished or necessary to make the information furnished not misleading.




     8.   Miscellaneous.

     8.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.


     8.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. This Agreement shall not be assigned by either party without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Arizona.

     8.4 Notice. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following addresses:

     If to the Investor:      At the address of the Investor set forth on

Schedule I attached hereto

     If to the Company:  Alanco Technologies, Inc.
                         15900 N. 78th Street, Suite 101
                         Scottsdale, Arizona 85260
                         Attn: President

Any such notices shall be either (a) sent by certified mail, return receipt requested, in such case notice shall be deemed delivered three (3) business days after deposit, postage prepaid in the U.S. mail, or (b) sent by personal delivery or by a nationally recognized overnight courier, in which case it shall be deemed delivered upon receipt if personally delivered or one (1) business day after deposit with an overnight courier. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

     8.5 Counterparts. This Agreement may be executed in two or more counterparts of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not be considered in construing or interpreting this Agreement.

     8.7 Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction except that which such party is exclusively obligated to pay..
     8.8 Amendments and Waivers. Any term of this Agreement may be amended and compliance with or performance of any term of this Agreement may be waived with the written consent of the parties hereto.

     8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


     8.10 Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

INVESTOR:

_____________________________________


_____________________________________

(See attached Schedule I for Company signature)


3401\Series A Stock Purchase Agr2
 EXHIBIT A


THE POWERS, PREFERENCES, RIGHTS AND LIMITATIONS
OF THE SERIES OF THE PREFERRED STOCK
OF
ALANCO TECHNOLOGIES, INC.

DESIGNATED
SERIES A CONVERTIBLE PREFERRED STOCK



(To Be Attached)



  SCHEDULE I



1.   Name and Address
     of Investor:        _________________________________________

                         _________________________________________

                         _________________________________________


                         _________________________________________

2.   Tax Identification
     Number or Social
     Security Number
     of Investor:             _________________________________________



3.   Number of Shares of Preferred Stock Subscribed For by Investor:
_________________

4.   Purchase Price per Share           $_____________________

5.   Date of Subscription:              _______________________________

INVESTOR:

_____________________________________


_____________________________________




ACCEPTED BY COMPANY:

ALANCO TECHNOLOGIES, INC.
an Arizona corporation

By:_____________________________________

     Robert R. Kauffman, President

Date of Acceptance: __________________________

EXHIBIT A

THE POWERS, PREFERENCES, RIGHTS AND LIMITATIONS

OF THE SERIES OF THE PREFERRED STOCK
OF ALANCO TECHNOLOGIES, INC.

DESIGNATED
SERIES B CONVERTIBLE PREFERRED STOCK


     The series designated "Series B Convertible Preferred Stock" of the

Company's Class A Cumulative Convertible Preferred Shares, to be issued as the Board of Directors may determine, shall have the following preferences, rights and limitations in addition to those applicable generally to the preferred stock of the Company:

     (a) Number of Authorized Shares in Series. There shall be a total of 500,000 authorized shares of Series B Convertible Preferred Stock.


     (b) Priority. The Series B Convertible Preferred Stock shall have a priority ranking superior to the Common Stock of the Company with respect to payment of dividends and upon dissolution, liquidation and winding-up of the Company.

     (c) Dividends. Holders of shares of Series B Convertible Preferred Stock shall be entitled to receive, when declared by the Board of Directors, out of funds and assets of the Company legally available therefore, an annual dividend (calculated on the basis of the redemption price of $5.00 per share of Series B Convertible Preferred Stock) of fifteen (15%) percent per annum, payable on a calendar quarter basis on or before the 20th day following each calendar quarter for the quarter just ended quarter, to stockholders of record on the respective record dates (which shall be the tenth day of the last month for the calendar quarter just ended. Notwithstanding anything herein to the contrary, at the option of the Company, any dividends on the Series B Convertible Preferred Stock may be paid either in cash or in kind and if paid in kind each share of Series B Convertible Preferred Stock to be received shall be valued at $5.00 per share for purposes of such dividend payment. No fractional shares shall be issued for dividends paid in kind and such dividends to be paid to any shareholder shall be rounded up to the next whole share of Series B Convertible Preferred Stock. Dividends on each share of the Series B Convertible Preferred Stock shall accrue and be cumulative from the date of issue and shall be appropriately prorated with respect to the period between such date of issue and the first dividend payment date. Accumulations of dividends shall not bear interest.


     So long as any shares of Series B Convertible Preferred Stock are outstanding, the Company shall not declare and pay or set apart for payment any dividends or make any other distribution on the Common Stock and shall not redeem, retire, purchase or otherwise acquire, any shares of common stock or preferred stock, unless at the time of making such declaration, payment, distribution, redemption, retirement, purchase or acquisition dividends on all outstanding shares of Series B Convertible Preferred Stock for all past quarterly dividend periods shall have been paid or declared and sufficient funds set apart for the payment thereof.
     (d) Conversion. Each share of Series B Convertible Preferred Stock shall be convertible into two (2) shares of Common Stock of the Company, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, subject to readjustment as provided herein below. The right to convert any shares of Series B Convertible Preferred Stock called for redemption shall expire at the close of business on the fifth (5th) day prior to the redemption date thereof.

     The holder of a share or shares of Series B Convertible Preferred Stock may exercise the conversion rights by delivering to the Company during regular business hours, at the principal office of the Company, or at such other places as may be designated by the Company, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Company

(if required by it), accompanied in any event by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the Company shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Company, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check in respect of any fraction of shares provided below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of Common Stock of record on the Conversion Date unless the transfer books of the Company are closed on that date, in which event he shall be deemed to have become a holder of Common Stock of Record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the Conversion Date.

     The issuance of Common Stock on conversion of Series B Convertible Preferred Stock shall be without charge to the converting holder of Series B Convertible Preferred Stock for any fee, expense or tax in respect of the issuance therefore, but the Company shall not be required to pay any fee, expense or tax which may be payable with respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Company of the shares of Series B Convertible Preferred Stock converted, and the Company shall not, in any such case, be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such fee, expense or tax or shall have established to the satisfaction of the Company that such fee, expense or tax has been paid.

     The number of shares of Common Stock deliverable upon conversion of each share of Series B Convertible Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events as follows:


     (i) Merger, Sale of Assets, Consolidation. If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other entity, the Series B Convertible Preferred Stock shall thereafter evidence the right to be converted into capital stock in such number and kind of securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of the Series B Convertible Preferred Stock shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.


     (ii) Reclassification. If the Company at any time shall, by subdivision, combination reclassification of securities or otherwise, change any of the securities then purchasable upon the exercise of the conversion right associated with the Series B Convertible Preferred Stock into the same or a different number of securities of any class or classes, the Series B Convertible Preferred Stock shall thereafter evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the conversion right immediately prior to such subdivision, combination, reclassification or other change. If shares of Common Stock is subdivided or combined into a greater or smaller number of shares of Common Stock, the number of shares of Common Stock deliverable upon conversion of each share of Series B Convertible Preferred Stock shall be proportionately reduced or increased, as appropriate, by the ratio which the total number of shares of Common Stock to be outstanding immediately after such event bears to the total number of shares of Common

Stock outstanding immediately prior to such event.

     Whenever any adjustment is required in the number of shares into which each share of the Series B Convertible Preferred Stock is convertible, the Company shall forthwith file at the office or agency maintained for the purpose for conversion of the Series B Convertible Preferred Stock a statement describing in reasonable detail the adjustment and the method of calculation used.


     The Company shall at all times keep available for issue and delivery the full number of shares of Common Stock into which all outstanding shares of Series B Convertible Preferred Stock are convertible.

     No certificate for a fraction of a share of Common Stock shall be issued upon any conversion, but in lieu of any fractional share that would otherwise be required to be issued in accordance with the foregoing provisions, the Company shall make a cash payment for any such fractional share interest based upon a value for such Common Stock equal to the average NASDAQ closing market price for ten (10) trading days prior to the conversion date.


     (e) Voting. The holders of shares of Series B Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote upon matters submitted to shareholders for a vote, in the same manner and with the same effect as the holders of shares of Common Stock, voting together with the holders of Common Stock as a single class to the extent permitted by law. Holders of Series B Convertible Preferred Stock shall have that number of votes equal to the number of shares of Common Stock into which such preferred stock is convertible, as adjusted from time to time pursuant to paragraph (d) above.


     So long as any shares of the Series B Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written consent of the holders of at least two thirds of the aggregate number of shares at the time outstanding of the Series B Convertible Preferred Stock:


          (i) authorize, create or increase any class of capital stock ranking prior to the Series B Convertible Preferred Stock as to dividends or upon liquidation, dissolution or winding-up; or

          (ii) alter or change any of the powers, preferences or special rights given to the Series B Convertible Preferred Stock so as to affect the same adversely.

     (f)  Redemption.

          (i) By the Company. The Company may, at the option of the Board of Directors, redeem all or any part of the outstanding Series B Convertible Preferred Stock at any time after either (i) the fifth (5th) anniversary of the date of issuance of the shares to be redeemed, or (ii) after the average NASDAQ closing market price for the Company's Common Stock for ten (10) consecutive trading days equals $5.00 per share, at the redemption price equal to $5.00 per share of the Series B Convertible Preferred Stock to be redeemed, plus accrued unpaid dividends, if any, provided that notice of redemption is sent by certified mail to the holders of record of the Series B Convertible Preferred Stock to be redeemed at least forty-five, but not more than ninety days prior to the date of redemption specified in such notice, addressed to each such holder at his address as it appears in the records of the Company. In case of the redemption of a part only of the Series B Convertible Preferred Stock, the shares of such series to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine. The Board of Directors shall have full power and authority to prescribed the manner in which and subject to the provisions and limitations herein contained, the terms and conditions upon which such stock shall be redeemed from time to time.


          (ii) By the Shareholder. Each holder of Series B Convertible Preferred Stock may, at any time after March 31, 2005, demand that the Company redeem all or any part of such holder's Series B Convertible Preferred Stock at a redemption price of $5.00 per share, plus accrued unpaid dividends, if any, by delivering written notice thereof to the Company at the Company's then known main corporate office, accompanied by the holder's stock certificate for the shares to be redeemed. The company, within thirty (30) days after receipt of such notice (the _date of redemption_), shall redeem the number of shares of Series B Convertible Preferred Stock specified in the holder's demand notice in either of the following methods:

          (a)  By paying the aggregate redemption price in cash; or

          (b) By paying the aggregate redemption price in common stock of the Company valued for such purpose at the average NASDAQ closing market price for the twenty (20) trading days prior to the date of receipt of the holder's redemption demand.
     On or after the redemption date each holder of shares of Series B

Convertible Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Company and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all of the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the redemption date (unless default shall be made by the Company in the payment of the redemption price) all dividends on the shares of Series B Convertible Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as stockholders of the Company, except the right to receive the redemption price thereof upon the surrender of the certificates representing the same, without interest, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

     (g) No Sinking Fund. The shares of the Series B Convertible Preferred Stock shall not be entitled to benefit of any sinking or purchase fund to be applied to the redemption or purchase of such stock.

     (h) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series B

Convertible Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made in respect of any class or series of stock which shall rank subordinate thereto as to assets the fixed sum of $5.00 for each share of Series B Convertible Preferred Stock held by them plus accrued and unpaid dividends, if any, thereon.


     If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to its Series B Convertible Preferred Stock holders shall be insufficient to pay the holders of Series B Convertible Preferred Stock the full amount to which they are entitled hereunder, the holders of Series B Convertible Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Series B Convertible Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such stock were paid in full. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company payments shall have been made to the holders of the Series B Convertible Preferred Stock of the full amount to which they shall respectively be entitled hereunder, such holders shall not be entitled to any further participation in the distribution of the remaining assets of the Company available for distribution to its stockholders.


     Neither the merger or consolidation of the Company into or with another corporation nor the merger or consolidation of any other corporation into or with the Company, nor the sale, transfer or lease of all or substantially all of the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

     (i) Redeemed Shares. Shares of the Series B Convertible Preferred Stock redeemed or purchased by the Company or surrendered to the Company on the conversion thereof into shares of Common Stock as herein above provided shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock of the Company undesignated as to class or series.


3401\Series B Description2